Exhibit 10.21

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of NOVEMBER 4, 2011 (the “Effective Date”), will serve to set forth the terms of the Credit Facility by and among THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION (together with its successors and assigns, “Lender”) and MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Debtor”).

RECITALS

WHEREAS, Debtor and MEMBERS UNITED CORPORATE FEDERAL CREDIT UNION have entered into that certain CUSO LINE OF CREDIT FACILITY NOTE AND SECURITY AGREEMENT dated as of MAY 7, 2008 (as amended, modified or restated from time to time, the “Original Loan Agreement”).

WHEREAS, Debtor and Lender have agreed for purposes of clarity and ease of administration, to amend the Original Loan Agreement and then restate and supersede such agreement in its entirety by means of this Agreement.

WHEREAS, Debtor has requested that Lender extend the Credit Facility to Debtor on the terms described in this Agreement.

WHEREAS, Lender is willing to make the Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Definitions.  As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“Act” means the USA Patriot Act of 2001, 31 U.S.C. § 5318.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Appraisal” means an appraisal that satisfies the requirements of an appraisal set forth in the Underwriting Guidelines and is otherwise in form and substance satisfactory to Lender.

“Borrowing Base” means an amount equal to up to 78.00% of the outstanding principal balance of Debtor’s Eligible Notes, or Collateral Notes in which Debtor owns a participation interest and which would otherwise be Eligible Notes, in each case pledged to Lender as Collateral from and after the Effective Date, as determined from time to time.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.

“Call Date” has the meaning stated in Section 2(b).

“Cash Flow Available for Debt Service” means, with respect to the maker of any Collateral Note for the prior twelve (12) month period most recently ending, such maker’s annual Net Income (or change in net assets) plus interest expense related to the Collateral Loan (if taken out of such maker’s financial statement) plus depreciation (if taken out of such maker’s financial statement) plus amortization (if taken out of such maker’s financial statement), plus principal payments relating to the Collateral Loan, plus interest and principal on Debt of a Collateral Obligor if such Debt has a superior lien position to that of Debtor with respect to any collateral securing such Collateral Loans, for the prior twelve (12) month period most recently ending, provided, that, principal and interest must be derived from financial statement footnotes for any maker that has more than one Collateral Loan outstanding.

“Claims” has the meaning stated in Section 12.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means:

(a) All Collateral Notes and other Collateral Loan Documents relating to such Collateral Notes pledged to Lender from time to time;

(b) All cash paid or consideration received by Debtor from all Purchase Commitments held by, or subsequently obtained by, Debtor;

(c) All of the collateral pledged to Lender to secure the Wescorp Facility;

(d) All payment intangibles, payment rights, general intangibles and all other rights relating to or arising under the Collateral Loan Documents pledged to Lender from time to time;

(e) All property of Debtor, now owned or hereafter acquired, upon which Lender’s lien is purported to be created by the Collateral Loan Documents; and

(f) All books, records, and data containing any information, pertaining directly or indirectly to the Collateral and any right of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties.

The term “Collateral,” as used herein, shall also include (a) any other property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, of Debtor that may at any time be or become subject to a security interest or lien in favor of Lender as security for the Indebtedness, and (b) all SUPPORTING OBLIGATIONS (including, but not limited to, all Mortgages, liens, security interests and guaranties relating to or arising under or in connection with the Collateral Notes), PRODUCTS and PROCEEDS of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, assets securities, guaranties or monies of Debtor which may at any time come into the possession of Lender.

“Collateral Loan” means (a) a loan made by Debtor evidenced by a Collateral Note; (b) all rights, including all rights of repayment, under the Collateral Loan Documents and all other agreements, documents and instruments arising from such loan or relating thereto; and (c) all proceeds arising from such loan or relating thereto (including, but not limited to any collateral acquired by Debtor in the exercise of its rights under the Collateral Loan Documents).

“Collateral Loan Documents” means the Collateral Notes, the Mortgages, and all other agreements (including, without limitation, all security agreements, pledges or other agreements evidencing any lien or encumbrance securing a Collateral Note), guaranties, instruments and documents evidencing, securing, governing, guaranteeing, pertaining or relating to a Collateral Note.

“Collateral Note” means the promissory notes or other similar rights to payment executed by a Collateral Obligor and pledged by Debtor (whether as the lead lender or a participant) to Lender as Collateral, which are described in Schedule I attached hereto (as the same may be amended from time to time).

“Collateral Obligor” means any Person who guaranteed or is otherwise obligated to pay or perform all or any portion of the indebtedness evidenced by a Collateral Note whether as a maker, co-signer or in any other capacity.

“Constituent Documents” means the organizational and governance documents and agreements of a Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” has the meaning stated in Section 2(a).

“Current Financial Statements” means financial statements of a Collateral Obligor which (a) in the case of a Collateral Loan described by Section 7(o), have been delivered in compliance with Section 7(o), and (b) in the case of any other Collateral Loan, have been delivered within one hundred twenty (120) days after the end of the most recent fiscal year of such Collateral Obligor.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

“Debt Service” means a sum equal to (a) the payments of principal and interest on a Collateral Note for the prior twelve (12) month period most recently ending, and (b) the payments of principal and interest on Debt of a Collateral Obligor for the prior twelve (12) month period most recently ending, if such Debt has a superior lien position to that of Debtor with respect to any collateral securing a Collateral Loan.

“Debt Service Coverage Ratio” shall mean, in respect of a Person and for any period of determination, the ratio, computed on a rolling prior twelve (12) month basis, of (a) Cash Flow Available for Debt Service to (b) Debt Service.

“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“ECCU” means EVANGELICAL CHRISTIAN CREDIT UNION, a federally insured credit union organized under the laws of the State of California.

“Eligible Notes” means those Collateral Notes which comply with all of the following:

(a) Lender has a perfected first priority security interest in any such Collateral Note and in the other Collateral Loan Documents relating thereto and in any collateral or support obligations relating thereto.

(b) The Collateral Note complies with all applicable laws, rules, and regulations governing the Loan Documents.

(c) The Collateral Note is enforceable in accordance with its terms against the maker and the performance of any obligations thereunder have been completed by Debtor.

(d) Debtor has good and indefeasible title to such Collateral Note and the other Collateral Loan Documents, or portion thereof, and such Collateral Loan Documents are not subject to any lien except liens in favor of Lender.  To the extent Debtor has sold participation interests in such Collateral Note and other Collateral Loan Documents, only the percentage interest of the Collateral Note not sold by Debtor shall be considered an Eligible Note.

(e) The indebtedness evidenced by such Collateral Note is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment.

(f) (A) The maker of such Collateral Note is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs, or (B) the Collateral Note is not “uncollectable” (a Collateral Note is “uncollectable” if it is the subject of any foreclosure order entered into by a court or carried out by law in a non-judicial proceeding, charged off by Debtor, or if the maker of the Collateral Note ceases to be a legal entity under applicable law).

(g) The Collateral Note is not owed by an affiliate, employee, officer, director or equity holder of Debtor.

(h) The Collateral Note complies with the covenants in this Agreement applicable thereto.

(i) With respect to Eligible Notes pledged as substitute Collateral under Section 4(c), each substitute Collateral Note:

(i) was originated or purchased by Debtor in the ordinary course of its business and in accordance with its Church and Ministry Loan Policy and is serviced by Debtor or a servicer in accordance with its credit and collection policy;

(ii) creates a valid, subsisting, and enforceable first priority security interest in Debtor’s favor in the property covered by the Mortgage and contains customary and enforceable provisions adequate for the realization against the collateral of the benefits of the security;

(iii) arises under a duly authorized, delivered and validly existing and enforceable Collateral Note and is secured by a Mortgage;

(iv) is a loan to an evangelical church or other religious organization that has been in operation for at least three (3) years, and is not an Affiliate of Debtor or the servicer;

(v) at the time it is pledged, has a loan-to-value ratio which does not exceed 80.00% based upon the most recent Appraisal that was performed within twelve (12) months of the pledge date, made available to Debtor;

(vi) at the time it is pledged, has a Debt Service Coverage Ratio of 1.10 to 1.00 based on the Collateral Obligor’s Current Financial Statements;

(vii) has an original amortization period of three hundred (300) months or less;

(viii) requires interest to be payable no less frequently than monthly on a current basis;

(ix) is a fully drawn, permanent whole debt obligation with no obligation for future advances and is not a construction loan;

(x) is fully assignable without any requirement to obtain the consent of, or give notice to, any person;

(xi) is not delinquent;

(xii) is an “instrument” or “tangible chattel paper” within the meaning of Section 9.102 of the Code;

(xiii) is insured by a title insurance policy in the minimum amount equal to the original principal balance of such Collateral Note;

(xiv) is secured by mortgaged property which is insured by an insurance policy covering standard fire and traditional perils and provides for standard coverage against loss or damage;

(xv) if a participated Collateral Loan, (a) is subject to a participation agreement or loan documents which Debtor or the lead lender acts as administrative and collateral trustee or the lead trustee and (b) Debtor or the lead lender controls the enforcement and foreclosure of the Collateral Loan; and

(xvi) has not been previously pledged as collateral to another lender by Debtor.

The term “Eligible Notes” includes any Collateral Notes that are included in the borrowing base under the Original Loan Agreement as of the Effective Date, regardless of whether such Collateral Notes meet the foregoing criteria.

“Event of Default” has the meaning stated in Section 10.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, under the Note, this Agreement, the other Loan Documents, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations of Debtor to Lender under the Loan Documents, (d) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees and (e) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), (c) and (d) above.

“Indemnified Person” has the meaning stated in Section 12.

“Information” has the meaning stated in Section 28.

“Lender’s Counsel” has the meaning stated in Section 14.

“Loan” and “Loans” means all or any loans under the Credit Facility.

“Loan Documents” means this Agreement, the Note, and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loan, but excluding the Collateral Loan Documents.

“Lockbox” has the meaning stated in Section 7(h).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, condition or prospects of Debtor, (b) the ability of Debtor to pay or perform the Indebtedness, (c) any of the rights of or benefits available to Lender under the Loan Documents or (d) the validity or enforceability of the Loan Documents.

“Maturity Date” has the meaning stated in Section 2(a).

“Minimum Collateralization Ratio” means as of any Reporting Date, the percentage obtained by dividing the outstanding principal balance of Debtor’s Eligible Notes pledged to Lender as Collateral by the outstanding principal amount of the Indebtedness as of the date determined.

“Mortgage” means a mortgage or deed of trust executed in connection with a Collateral Note evidencing an encumbrance on real property.

“Net Income” means for any period, a Person’s before-tax net income for such period, as determined in accordance with GAAP; provided that, if such Person’s net income includes real property lease payments, such payments shall only be included in net income if a written lease agreement under which such leases payments arise has been executed; provided further that, if the tenant under the lease is an Affiliate of such Person, such payments shall only be included in such Person’s net income if such Person supplies written evidence of the prior twelve (12) months’ payment history under the lease agreement.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time).

“Overadvance” has the meaning stated in Section 2(a).

“Permitted Encumbrances” means the following encumbrances: (a) liens for taxes, assessments or governmental charges or levies not yet due and payable or liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) liens created by or pursuant to the Loan Documents; (c) prior liens in existence on the Effective Date which are reasonably substantiated by Debtor and the property subject thereto described in Schedule II, without giving effect to any extensions or renewals thereof; (d) liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default; (e) liens securing the Wescorp Facility; and (f) interests in Collateral Loans which have been sold under participation agreements.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Purchase Commitment” means a written commitment, subscription for or purchase agreement issued in favor of Debtor by an investor or group of investors pursuant to which that investor or group of investors commits to purchase an interest in a Collateral Loan.

“Reporting Date” means the date specified in a statement of value of Collateral delivered under Section 8(e)(iii).

“Required MCR” has the meaning stated in Section 2(c).

“Underwriting Guidelines” means the credit approval guidelines used by Debtor in the origination of Collateral Notes, a copy of which is annexed to this Agreement as Schedule III.

“Venue Site” has the meaning stated in Section 19.

“Wescorp Facility” means the credit facility established under that certain LOAN AND SECURITY AGREEMENT dated as of even date herewith, between THE NATIONAL CREDIT UNION ADMINISTRATION BOARD AS LIQUIDATING AGENT OF WESTERN CORPORATE FEDERAL CREDIT UNION and Debtor.

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2. Credit Facility.

(a) Credit Facility.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to make the Loan (the “Credit Facility”) to Debtor in an amount equal to the lesser of (i) the Borrowing Base, or (ii) Eighty-Seven Million Three Hundred Twenty-Five Thousand Three Hundred Four and 24/100 Dollars ($87,325,304.24), commencing on the Effective Date and continuing until the earliest of: (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; (ii) OCTOBER 31, 2018; or (iii) such other date as may be established by a written instrument between Debtor and Lender from time to time (the “Maturity Date”).  If at any time the sum of the aggregate principal amount of the Loan outstanding hereunder exceeds the Borrowing Base, such amounts shall be deemed an “Overadvance.”  Debtor shall repay the amount of such Overadvance plus all accrued and unpaid interest thereon upon in accordance with Section 2(b) of this Agreement, or shall otherwise comply with Section 2(b) of this Agreement.  Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered part of the Loan and shall bear interest at the interest rates set forth in the Note and be secured by this Agreement.

(b) Overadvance.  If at the close of business on any Business Day an Overadvance shall have occurred and be continuing, then prior to the close of business on the fifth (5th) Business Day after the occurrence of such event (such date, being a “Call Date”), Debtor shall prepay a portion of the Loan in an amount equal to the Overadvance, provided, however, no such payment shall be required if prior to the close of business on the Call Date, Debtor assigns to Lender pursuant to this Agreement a replacement Eligible Note (or Eligible Notes) that is (are) in an amount sufficient to cause Debtor to be in compliance with the Borrowing Base.

(c) Minimum Collateralization.  Debtor shall maintain at all times a Minimum Collateralization Ratio of at least 128.00% (the “Required MCR”).  If at any time Lender determines that Debtor has failed to maintain the Required MCR, Debtor shall prepay a portion of the Loan (prior to the close of business on the fifth (5th) Business Day after notice to Debtor following such determination) in an amount sufficient to be in compliance with the Required MCR, provided, however, no such payment shall be required if Debtor assigns to Lender pursuant to this Agreement a replacement Eligible Note (or Eligible Notes) that is (are) in an amount sufficient to cause Debtor to be in compliance with the Required MCR.

3. Note, Rate, Computation of Interest, and Prepayments.  The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender.  The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement.  All payments made by Debtor under this Agreement and the other Loan Documents shall be made to Lender at Lender’s offices as set forth herein in Dollars and immediately available funds, without setoff, deduction or counterclaim, and free and clear of all taxes, at the time and in the manner provided in the Note.  Debtor shall promptly, and in any event within ten (10) days of any such occurrence, prepay the Note as follows:

(a) If Debtor receives proceeds from the sale of a Collateral Loan (under a Purchase Commitment or otherwise), Debtor shall prepay the Note in an amount sufficient to cause Debtor to comply with the Required MCR; and

(b) If Debtor receives prepayment (in whole or in part) or payment in full of any Collateral Note (whether at maturity, by acceleration, from third party capital or otherwise), which causes a failure by Debtor to comply with the Required MCR, Debtor shall prepay the Note in an amount sufficient to cause Debtor to comply with the Required MCR; provided that, if Debtor exercises its right to substitute an Eligible Note as provided in Section 4(c), then no prepayment of the Note shall be required as a result of such prepayment; and provided further that, if at any time the Note is prepaid in such an amount that the regularly scheduled payments of principal and interest will be sufficient to fully amortize the Note on the Maturity Date, and no balloon payment will then be due and owing, no mandatory prepayment shall be required following a prepayment described in this Section 3(b).

4. Collateral.

(a) Grant of Security Interest.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby pledges to and grants Lender, a security interest in, all of Debtor’s right, title and interest in the Collateral, whether now owned by Debtor or hereafter acquired and whether now existing or hereafter coming into existence.

(b) Debtor Remains Liable.  Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of Lender’s respective duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (iii) Lender shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c) Substitution of Collateral Notes.  If any Collateral Note is paid in full or is no longer an Eligible Note, Debtor may, at any time and from time to time, substitute one or more additional Eligible Notes in place of such Collateral Note, provided that the outstanding principal balance of such substitute Eligible Note is sufficient in amount to cause Debtor to comply with the Required MCR.  Debtor shall execute any and all documents deemed necessary or required by Lender to evidence the assignment of any substitute Collateral Note, together with all security therefore (including the other Collateral Loan Documents relating thereto), to Lender.

(d) Additional Documents.  To secure full and complete payment and performance of the Indebtedness, Debtor shall execute and deliver or cause to be executed and delivered all of the Loan Documents reasonably required by Lender covering the Collateral.  Debtor shall execute and cause to be executed such further documents and instruments, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve and perfect its liens and security interests in the Collateral.  In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, Debtor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem reasonably necessary to remedy said errors or mistakes.  Debtor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents.  Debtor’s failure to execute such documents as requested shall constitute an Event of Default under this Agreement.

(e) Satisfaction of Indebtedness.  Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

(f) Collection and Servicing Rights. So long as no Event of Default shall have occurred and be continuing, and subject to Section 7(p), ECCU, Debtor or Debtor’s designated servicing agent shall be entitled to service, and shall continue to service the Collateral Loans, and to receive and collect directly all sums payable to Debtor in respect of the Collateral.  Lender hereby acknowledges that Debtor may continue to have the Collateral Loans serviced by ECCU pursuant to the terms of its existing LOAN SERVICING AGREEMENT with Debtor.

(g) Release of Collateral.  If on any monthly valuation date Debtor determines that the value of the Collateral Loans exceeds the amount necessary to maintain a Minimum Collateralization Ratio of 150.00%, Debtor may request and receive a release of Collateral Loans up to the Dollar amount sufficient for Debtor to maintain compliance with such Minimum Collateralization Ratio.  So long as no Event of Default shall have occurred and be continuing, the release of Collateral Loans shall be subject to mutual agreement between Lender and Debtor on the specific Collateral Loans(s) to be released.  If at any time Debtor has not maintained a Minimum Collateralization Ratio (as defined in the LOAN AND SECURITY AGREEMENT governing the Wescorp Facility) under the Wescorp Facility of 150.00%, Debtor shall pledge to Lender (as liquidating agent of Western Corporate Federal Credit Union) the Collateral Loans released under this Section 4(g), to secure the Wescorp Facility, but only up to the Dollar amount sufficient for Debtor to maintain such minimum collateralization ratio under the Wescorp Facility.

5. Conditions Precedent.

(a) Loan.  The obligation of Lender to make the Loan under the Credit Facility is subject to the condition precedent that Lender shall have received, or such condition shall be otherwise satisfied, as of the Effective Date, to Lender’s satisfaction:

(i) Closing Certificate.  A CLOSING CERTIFICATE of an officer of Debtor, which certifies: (1) the resolutions of Debtor authorizing the execution, delivery, and performance of the Loan Documents that Debtor is a party to; (2) certificates of the appropriate government officials and any governing body of Debtor, and (to the extent required by applicable law) any state any such Person is currently doing business as to the existence, qualification and good standing of Debtor, dated no more than ten (10) days prior to the Effective Date; (3) the true and correct Constituent Documents of Debtor; and (4) the names of the individuals or other Persons authorized to sign the Loan Documents that Debtor is a party to, together with specimen signatures of such Persons.

(ii) Loan Documents.  The Loan Documents executed by Debtor.

(iii) Lien Search.  The results of a Code or other lien search showing all financing statements and other documents or instruments on file against Debtor in such locations as Lender may reasonably request, dated no more than ten (10) days prior to the Effective Date.

(iv) Financing Statements.  Code financing statements covering the Collateral shall have been filed with such filing offices as Lender may request.

(v) Reserved.

(vi) Collateral Notes.  Debtor shall cause to be delivered to Lender or its designated agent (who shall hold each Collateral Note for the benefit of Lender) (1) each Collateral Note, together with an allonge thereto payable to the order of Lender in form and content satisfactory to Lender, and (2) an assignment in blank relating to each Mortgage and the other recorded Collateral Loan Documents, in form and content satisfactory to Lender.

(vii) Other Matters.  Such other documents and agreements as may be required by Lender in its reasonable discretion.

6. Representations and Warranties.  Debtor hereby represents and warrants to Lender as follows:

(a) Existence.  Debtor (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.  Debtor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

(b) Binding Obligations.  The execution, delivery, and performance of the Loan Documents by Debtor have been duly authorized by all necessary action by Debtor, and constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent.  The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon Debtor, (2)  or, to its knowledge, any law, governmental regulation, court decree or order applicable to Debtor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon Debtor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property or asset of Debtor except as may be expressly contemplated in the Loan Documents.

(d) Financial Condition.  Each financial statement of Debtor supplied to Lender truly discloses and fairly presents Debtor’s financial condition as of the date of each such statement.  There has been no material adverse change in such financial condition or results of operations of Debtor subsequent to the date of the most recent financial statement supplied to Lender.

(e) Disclosure.  No statement, information, report, representation, or warranty made by Debtor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no fact known to Debtor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(f) Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Lender in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than for the Permitted Encumbrances.

(g) Location.  Debtor’s chief executive office and the office where the records concerning the Collateral are kept are at its address set forth on the signature page hereof.

(h) Collateral Notes.

(i) Ownership; No Liens; Pledge to Lender.  (1) Debtor is the sole owner of each Collateral Loan, free and clear of all liens (except for Permitted Encumbrances), and is fully authorized with the consent of Lender to sell, transfer, pledge and/or grant a security interest in each and every Collateral Loan; (2) each Collateral Loan is a good and valid loan representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Collateral Obligor therein named, for a fixed sum as set forth in the Collateral Loan Documents; (3) no Collateral Loan is subject to any defense, offset, counterclaim, discount or allowance, and, to its knowledge, each Collateral Loan will be collected when due; (4) none of the transactions underlying or giving rise to any Collateral Loan, to its knowledge, violate any applicable state or federal laws or regulations, and all documents relating thereto are legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (5) all agreements, instruments and other documents relating to any Collateral Loan are true and correct and in all material respects what they purport to be; (6) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Collateral Loan are genuine and all signatories and endorsers have full capacity to contract; (7) Debtor has maintained books and records pertaining to said Collateral Loan in such detail, form and scope as Lender shall reasonably require; and (8) Lender has a first perfected lien on the Collateral.  Each Collateral Note pledged to Lender complied, to its knowledge, with the requirements for pledged collateral under the Original Loan Agreement at the time such Collateral Note was pledged.

(ii) Compliance with Laws; Enforceability; Modification; Required Documents, Etc.  Each Collateral Loan and the Collateral Loan Documents related thereto (1) was made and has been serviced, to its knowledge, in compliance, in all respects, with all requirements of applicable laws, rules and regulations (such as OFAC checks, red flag rules, privacy notifications, usury laws, and other disclosures), (2) is genuine, valid, duly authorized, properly executed and enforceable in accordance with the terms set forth therein, without defense or offset, (3) complies with the terms of this Agreement, and (4) with respect to each Collateral Loan, has been fully advanced in the respective face amounts thereof.

(iii) Underwriting.  Each Collateral Note was underwritten, to its knowledge, in accordance with underwriting guidelines that are not less stringent than the Underwriting Guidelines.

(iv) Collection Practices.  The collection practices used with respect to each Collateral Note has been in all respects legal, proper, prudent and customary in the lending and servicing business with respect to loans similar to the loans evidenced by the Collateral Notes.

(v) Purchase Commitments.  Debtor shall promptly comply in all respects with the terms and conditions of all Purchase Commitments.

7. Covenants.  Until all Indebtedness of Debtor under the Loan Documents is indefeasibly paid or performed, and Lender has no further commitment (if any) to lend under the Credit Facility, Debtor agrees and covenants as follows:

(a) Maintenance.  Debtor will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business.

(b) Books and Records; Inspection Rights.  Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities relating to the Collateral Notes.  Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(c) Compliance with Laws.  Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d) Compliance with Agreements.  Debtor will comply, in all material respects with the Wescorp Facility and all other material agreements, contracts, and instruments binding on it or affecting its properties, assets or business.

(e) Notices of Material Events.  Debtor will furnish to Lender prompt written notice of the following:

(i) the occurrence of any Default;

(ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Debtor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(iii) any and all material adverse changes in Debtor’s financial condition and all claims made against Debtor that could materially affect the financial condition of Debtor.

Each notice delivered under this Section shall be accompanied by a statement of an officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(f) Ownership and Liens.  Debtor will maintain good and indefeasible title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for Permitted Encumbrances.  Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except for Permitted Encumbrances.  Debtor will defend at its expense Lender’s right, title and security interest in and to the Collateral against the claims of any third party.

(g) Collateral Notes.  Debtor will take such action as may be reasonably requested by Lender in order to cause all Collateral Notes to be valid and enforceable and will cause all Collateral Notes to have only one original counterpart.  Upon written request, Debtor will deliver to Lender or its agent all Collateral Notes.  Debtor will not deliver possession of such Collateral to any other Person and upon written request from Lender, will mark each Collateral Notes with a legend indicating that such Collateral Note is subject to the security interest granted hereunder.  So long as Debtor complies with the Required MCR and is otherwise in compliance with the Agreement, Debtor may sell Collateral Notes in whole or in part, whether by participation or otherwise.

(h) Lockbox and Accounts.  To induce Lender to establish the interest rates provided for in the Note and in order to enable Lender to more fully monitor the Collateral Notes, Debtor will maintain as security for the Indebtedness, a lockbox (“Lockbox”) and shall direct all payments from Collateral Obligors with respect to a Collateral Note to the Lockbox.  Debtor shall, upon written request by Lender, execute and cause to be executed a control agreement (springing control) with respect to such Lockbox and any account into which the funds received therein shall be deposited.

(i) Fundamental Change.  Unless Debtor notifies Lender in advance, furnishes a reasonable business purpose for such change and obtains Lender’s consent (which shall not be unreasonably withheld, conditioned or delayed), Debtor will not (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) liquidate, merge or consolidate with or into any other Person, (iii) make a change in organizational structure pursuant to a change in Control in Debtor, or the jurisdiction in which it is organized, or (iv) permit any change in (1) the location of any Collateral, (2) the location of any records concerning any Collateral, (3) Debtor’s legal name, or (4) the state of Debtor’s organization to another jurisdiction.

(j) Transfer or Encumbrance.  Except as otherwise permitted by this Agreement, Debtor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral, or (iii) deliver actual or constructive possession of any of the Collateral or its property to any Person other than Lender, Lender’s agent or, to the extent ECCU is servicing such Collateral, ECCU.

(k) Impairment of Security Interest.  Debtor will not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral.

(l) Compromise of Collateral.  Debtor will not (or will not permit any Person to) adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall terminate following written notice from Lender upon the occurrence and during the continuation of an Event of Default.  Debtor shall provide to Lender such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Lender may reasonably request from time to time.

(m) Certain Agreements.  Debtor will not and will not permit any Person to agree to any material amendment or other material change to or material waiver of any of its rights under any Collateral Loan.

(n) Limitations on Credit and Collection Policies.  Debtor will not permit and will not allow any Person to make any change in servicing standards applicable to a Collateral Loan, which change would, based upon the facts and circumstances in existence at such time, reasonably be expected to materially adversely affect the collectability, credit quality or characteristics of the Collateral Loans, taken as a whole, the ability of Debtor to exercise any of its rights and remedies under any Collateral Loan Document, or the ability of Lender to exercise any of its rights and remedies hereunder or under any other Loan Document.

(o) Collateral Loan Financial Statements.  Each Collateral Loan extended by Debtor after the Effective Date, and each renewal or extension of a Collateral Loan by Debtor after the Effective Date, shall require the maker of the related Collateral Note to deliver to Debtor, within ninety (90) days after the end of each fiscal year of such maker, a financial statement to include a balance sheet and income statement of such maker, as of the end of such fiscal year.

(p) Renewal and Extension of Collateral Loans.  Debtor shall not renew or extend a Collateral Loan unless (i) Debtor has obtained and delivered to Lender a recent Appraisal of the real property securing such Collateral Loan, which may be waived with Lender’s consent, (ii) such Collateral Loan will continue to amortize over the same number of months as stated in the Collateral Note prior to the renewal and extension thereof, (iii) each Collateral Obligor of such Collateral Loan that is not a natural person is in good standing under the laws of its jurisdiction of organization, (iv) Debtor shall thereafter service such Collateral Loan, and (v) if the maker of such Collateral Loan has a negative annual Net Income or a Debt Service Coverage Ratio of less than 1.00 to 1.00, in either case based on the collateral report compiled from the most recent Current Financial Statement of such maker, such maker is thereafter required to provide to Debtor, within forty-five (45) days after the end of each calendar quarter, financial statements to include a balance sheet and income statement of such maker, as of the end of such calendar quarter all in form and in reasonable detail satisfactory to Debtor and duly certified (subject to year-end review adjustments) by an appropriate officer of such maker as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments).

(q) Wescorp Facility.  Debtor shall not, without Lender’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed) increase or materially alter the terms of the Wescorp Facility.

8. Reporting Requirements.  Until all Indebtedness of Debtor under the Loan Documents is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following:

(a) Interim Financial Statements.  As soon as available, and in any event within thirty (30) days after the end of each calendar month, financial statements to include a balance sheet, income statement and cash flow statement of Debtor, as of the end of such calendar month all in form and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by an appropriate officer of Debtor (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments), and (ii) as having been prepared in accordance with GAAP.  Within ten (10) days after filing, Debtor shall deliver to Lender a copy of Debtor’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission.  Debtor may satisfy this notice requirement by furnishing notification that its quarterly reports have been electronically filed on the EDGAR System of the U.S. Securities and Exchange Commission.

(b) Annual Financial Statements and Tax Returns.  As soon as available and in any event (i) within one hundred twenty (120) days after the end of each fiscal year, a financial statement to include a balance sheet, income statement and cash flow statement of Debtor, as of the end of such fiscal year, audited by independent certified public accountants which are registered with the Public Company Accounting Oversight Board (PCAOB), (ii) within thirty (30) days of filing, annual income tax returns for Debtor, and (iii) within one hundred twenty (120) days after the end of each fiscal year, notice that its Annual Report on Form 10-K has been filed electronically on the EDGAR System of the U.S. Securities and Exchange Commission.

(c) Management Letters.  Promptly upon receipt thereof Debtor shall furnish to Lender (i) a copy of any management letter or written report submitted to Debtor by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Debtor, and (ii) if performed, a loan file review report by an independent third party acceptable to Debtor.

(d) Notice of Default and Events of Default.  As soon as possible and in any event within five (5) Business Days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action which is proposed to be taken by Debtor with respect thereto.

(e) Borrowing Base; Reports on Collateral.  As soon as available and in any event within twenty (20) days after the end of each calendar month or more often as may be required by Lender, (i) a Borrowing Base report, (ii) a servicing report relating to the Collateral Loans in form and content satisfactory to Lender in its reasonable discretion, (iii) a certificate of valuation of the Collateral certified by an authorized officer of Debtor; and (iv) in connection with the collateral Borrowing Base report delivered to Lender for the month following the month in which Debtor receives the Current Financial Statements, copies of such Current Financial Statements and an analysis of each Collateral Obligor’s compliance with the financial covenants under the Collateral Loan Documents.

(f) General Information.  Debtor shall promptly deliver such other information concerning Debtor or the Collateral Loans as Lender may request.

9. Rights of Lender.  Lender shall have the rights contained in this Section at all times that this Agreement is effective.

(a) Financing Statements.  Debtor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(b) Power of Attorney.  Debtor hereby irrevocably appoints Lender as Debtor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time following the occurrence and during the continuation of an Event of Default in Lender’s reasonable discretion, to take any action and to execute any instrument which Lender may deem necessary or appropriate to accomplish the purposes of this Agreement.

(c) Performance by Lender.  If Debtor fails to perform any agreement or obligation provided for in any Loan Document (unless waived by Lender) within ten (10) days after Lender furnishes notice to Debtor of its obligations under a Loan Document, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

(d) Debtor’s Receipt of Proceeds.  Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including instruments and writings) received by Debtor in respect of the Collateral shall be received in trust for the benefit of Lender hereunder and, upon the written request of Lender, shall be segregated from other property of Debtor and shall be forthwith delivered to Lender in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in accordance with the Loan Documents.

(e) Notification of Collateral Obligors.  Lender may at its reasonable discretion from time to time during the continuation of an Event of Default notify any or all Collateral Obligors under any Collateral Note to make payment of all amounts due or to become due to Debtor thereunder directly to Lender.

(f) Collection of Collateral Loans; Management of Collateral.  Nothing herein contained shall be construed to constitute Lender as agent of Debtor for any purpose whatsoever, and Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  Lender shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Collateral Loans or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  Lender, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to Lender and shall not be responsible in any way for the performance by Debtor of any of the terms and conditions thereof.

(g) Appraisals.  Lender may obtain at Debtor’s expense, at such times as Lender may request, an Appraisal of the collateral securing a Collateral Loan by a third-party appraiser selected and instructed by Lender.  All Appraisals shall satisfy all of Lender’s regulatory requirements applicable to such Appraisal, be prepared in accordance with instructions from Lender and by a professional appraiser satisfactory to Lender.  The cost of any Appraisal shall be payable by Debtor to Lender within ten (10) days after demand (which obligation Debtor hereby promises to pay, provided that, Debtor shall not be required to pay for (i) more than five (5) Appraisals per rolling twelve (12) month period, or (ii) any Appraisal of collateral for which an Appraisal was done within the preceding twelve (12) months).

10. Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Payment Default.  The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor or any other indebtedness or obligations due and owing from Debtor to Lender under the Loan Documents from time to time and such failure, refusal or neglect shall continue unremedied for a period of ten (10) days from the date such payment is due.

(b) Performance or Warranty Default.  Except as otherwise provided in this Section 10, the failure of Debtor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents or any other agreement with Lender which is not cured within ten (10) Business Days following written notice from Lender to Debtor; provided, that (i) if such default cannot be cured within ten (10) Business Days, (ii) Debtor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such default, and (iii) Debtor shall continue to diligently pursue such actions, such cure period shall be extended for a period of thirty (30) days.

(c) Representations.  Any representation contained herein or in any of the other Loan Documents made by Debtor is false, misleading or erroneous in any material respect when made or when deemed to have been made.

(d) Default under other Debt.  The occurrence of any event which permits the acceleration of the maturity of any Debt for borrowed money in an aggregate principal amount in excess of One Million Five Hundred Thousand And No/100 Dollars ($1,500,000.00) owing by Debtor to any third party under any agreement or understanding.

(e) Insolvency.  If Debtor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; or (iii) has a liquidator, receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets.

(f) Failure to Comply.  The failure of Debtor to comply with the requirements of Section 2(b).

(g) Judgment.  The entry of any judgment against Debtor or the issuance or entry of any attachments or other liens against any of the property of Debtor for an amount in excess of One Million Five Hundred Thousand And No/100 Dollars ($1,500,000.00) (individually or in the aggregate) if uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(h) Action Against Collateral.  The Collateral or any portion thereof is taken on execution or other process of law in any action.

(i) Action of Lien Holder.  The holder of any lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(j) Material Adverse Effect.  Any event shall have occurred or is continuing which shall have had a Material Adverse Effect.

(k) Loan Documents.  (i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity of enforceability the Loan Documents shall be contested by Debtor or any other Person party thereto or Debtor shall deny it has any further liability or obligation under the Loan Documents.

(l) Wescorp Facility.  An event of default occurs under the Wescorp Facility; provided, however that an event of default under the Wescorp Facility shall not constitute an Event of Default unless, at such time, the outstanding principal amount of the Wescorp Facility exceeds $1,500,000.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

11. Remedies and Related Rights.  If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies.  Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 10(e), the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor.  All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

(b) Other Remedies.  Upon the occurrence of any one or more of the foregoing Events of Default, Lender may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) Exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii) Require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Lender, assemble the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties;

(iii) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) Sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Lender’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) Buy the Collateral, or any portion thereof, at any public sale;

(vi) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) Apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) At its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.

Debtor agrees that in the event Debtor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Debtor’s address set forth on the signature page hereof, TEN (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held.  Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Application of Proceeds.  If any Event of Default shall have occurred and is continuing, Lender may at its discretion apply or use any cash held by Lender as Collateral, and any cash proceeds received by Lender in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Lender may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in connection with (1) the administration of the Loan Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (3) the exercise or enforcement of any of the rights and remedies of Lender hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law; and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d) Limited Recourse.  In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor (unless otherwise provided) shall not be liable for any deficiency.

(e) Non-Judicial Remedies.  In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process.  Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.  Nothing herein is intended to prevent Lender or Debtor from resorting to judicial process at either party’s option.

(f) No Waiver; Cumulative Remedies.  No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(g) Equitable Relief.  Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender.  Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(h) Anti-Marshalling Provisions.  Lender may release all or any part of the Collateral without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the liens and security interest in the remaining Collateral, nor release Debtor from liability for the Indebtedness.  Notwithstanding the existence of any other security interest in the Collateral held by Lender, Lender shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided herein or under any other Loan Document. Debtor hereby waives any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or therein.

(i) Waiver of Suretyship Rights.  Debtor and Lender intend that the Indebtedness constitutes a direct obligation of Debtor and not an obligation in the nature of a guaranty or a surety.  Nevertheless, should it ever be deemed that Debtor’s obligations hereunder are in the nature of a guarantor or surety, then Debtor expressly waives any and all benefits under applicable suretyship or similar laws now or hereafter in effect.  Debtor agrees that Lender may enforce this Agreement without the necessity of resorting to or exhausting any Collateral, and Debtor waives the right to require Lender to proceed against Debtor, to exercise any right or remedy under this Agreement or to pursue any other remedy, or to enforce any other right.

12. Indemnity.  Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents, representatives and contractors (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents).  WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON AND/OR ANY OTHER INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agreed in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct.  The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

13. Limitation of Liability.  Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Debtor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Debtor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  Debtor hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

14. No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Debtor or any of Debtor’s equity holders or any other Person.  Documents in connection with the transactions contemplated hereunder have been prepared by GARDERE WYNNE SEWELL LLP (“Lender’s Counsel”).  Debtor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor with respect to this transaction.  Debtor has been advised to seek other legal counsel to represent Debtor’s interests in connection with the transactions contemplated herein.

15. Lender not Fiduciary.  The relationship between Debtor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Debtor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Debtor and Lender to be other than that of debtor and creditor.

16. Waiver and Agreement.  Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing.  No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

17. Benefits.  This Agreement shall be binding upon and inure to the benefit of Lender and Debtor, and their respective successors and assigns, provided, however, (a) that Debtor may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents, and (b) clause (b) of Section 29 shall not inure to the benefit of any successor to Lender.

18. Notices.  All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the third (3rd) day after deposit in a depository receptacle under the care and custody of the United States Postal Service.  Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.

19. Construction; Venue; Service of Process.  The Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where Lender’s address set forth on the signature page hereof is located (the “Venue Site”).  Any action or proceeding against Debtor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site.  Debtor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.  Debtor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of this Agreement.  Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Debtor or with respect to any of its property in courts in other jurisdictions.  Any action or proceeding by Debtor against Lender shall be brought only in a court located in the Venue Site.

20. Invalid Provisions.  If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

21. Expenses.  Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

22. Participation of the Loans.  Debtor agrees that Lender may, at its option, sell interests in the Loans and its rights under this Agreement to a financial institution or institutions or any other Person or Persons, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor’s confidential information.

23. Conflicts.  Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

24. Counterparts.  The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

25. Survival.  All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

26. Waiver of Right to Trial by Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THE LOAN DOCUMENTS.

27. Patriot Act Notice.  Lender hereby notifies Debtor that pursuant to the requirements of the Act, Lender is required to obtain, verify and record information that identifies Debtor, which information includes the name and address of Debtor and other information that will allow such Lender to identify Debtor in accordance with the Act.

28. Confidentiality.

(a) Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed to its respective directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) only to the extent such disclosure is necessary for and directly related to the administration of this Agreement.  “Information” means all information received from Debtor relating to Debtor or any of its respective businesses or any Collateral Obligor, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Debtor, provided that, in the case of information received from Debtor after the date hereof, such information is clearly identified at the time of delivery as confidential, unless such information thereafter becomes publicly available.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Lender acknowledges that (i) the Information may include material non-public Information concerning Collateral Obligors or Debtor, (ii) it has developed compliance procedures regarding the use of material non-public Information and (iii) it will handle such material non-public Information in accordance with applicable law, including federal and state securities laws.  Lender’s obligations under this provision shall be continuous and survive any termination of this Agreement. To comply with Section III, D of Appendix A to 12 CFR Part 748 “Guidelines for Safeguarding Member Information” of the NCUA Regulations, Lender further agrees to the following:

(i) Upon Debtor’s reasonable request, to provide in a timely manner review audits, summaries of test results or equivalent evaluations of its compliance with this provision and the compliance of its service providers.

(ii) To notify Debtor of a security breach of such Information immediately or no later than two (2) Business Days hours following discovery.

(iii) To use commercially reasonable security measures and that at all times its security measures will satisfy the objectives of the “Guidelines for Safeguarding Member Information.”

(c) Lender acknowledges and agrees that there is no adequate remedy at law for a breach of this provision, that such breach would irreparably harm Debtor and that Debtor is entitled to equitable relief (including, without limitation, injunctions to enjoin the activity of Lender with respect to any such breach or potential breach) in addition to any other remedies available to it at law or in equity, including, without limitation an action for damages.

29. Cross-Collateralization, Eligible Notes and Cross-Defaults.  Debtor and Lender agree that (a) the Credit Facility and the Wescorp Facility will each be secured by all of the Collateral, and (b) Lender may, at Debtor’s request, remove Eligible Notes from the Borrowing Base hereunder and cause such Eligible Notes to be included in the borrowing base under the Wescorp Facility, and vice versa.  Except as provided in Section 10(l), if any default occurs under the Wescorp Facility, then Lender may declare an Event of Default, and vice versa.  Lender’s failure to exercise cross-defaults shall not constitute a waiver by Lender of such right.

30. Notice of Final Agreement.  It is the intention of Debtor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time).  Debtor and Lender warrant and represent that the entire agreement made and existing by or among Debtor and Lender with respect to the Loans is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Debtor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

AGREED as of the Effective Date.

LENDER:

THE NATIONAL CREDIT UNION
ADMINISTRATION BOARD AS LIQUIDATING
AGENT OF MEMBERS UNITED CORPORATE

By:
Name:
Title:

With copies of notices to:

DEBTOR:

MINISTRY PARTNERS INVESTMENT
COMPANY, LLC

By:
Name:
Title: